UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Michael S. Galvan, the Senior Vice President and Chief Accounting Officer of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), resigned from his position with the Company effective April 30, 2014.  Mr. Galvan had been designated as the Company’s principal accounting officer.

On April 28, 2014, Ms. Cathy Hauslein joined the Company as its Senior Vice President and Chief Accounting Officer, replacing Mr. Galvan.  Ms. Hauslein has been designated as the Company’s principal accounting officer as of April 30, 2014.

From 2007 until April 2014, Ms. Hauslein, 52, served as Vice President and Corporate Controller for Susser Holdings Corp. (NYSE: SUSS), which operates retail convenience stores and wholesale motor fuel distribution, and Susser Petroleum Partners LP (NYSE: SUSP), where she managed a staff of over 150 employees. She served as Vice President and Controller for BancTec Inc., which provided hardware, software and business process outsourcing, from 2001 to 2007.  Prior to that, Ms. Hauslein held positions as Corporate Controller for Darling International and Regional Controller for Lennox International. Ms. Hauslein started her career with KPMG, LLP, after graduating summa cum laude from Baylor University, where she earned a BBA in accounting.  Ms. Hauslein is a certified public accountant.

There is no arrangement or understanding between Ms. Hauslein and any other person pursuant to which Ms. Hauslein was selected as an officer of the Company.  There are no transactions involving Ms. Hauslein requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: April 30, 2014	By:	/s/ Jim R. Black
Jim R. Black
Executive Vice President and Chief Financial Officer

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